Exhibit 10.01

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

Seventh Amendment dated as of November 20, 2008 to Loan and Security Agreement (the “Seventh Amendment”), by and between SWANK, INC., a Delaware corporation (the “Borrower”) and WELLS FARGO FOOTHILL, INC. (the “Lender”), amending certain provisions of the Loan and Security Agreement dated as of June 30, 2004 (as amended and in effect from time to time, the “Agreement”) by and between the Borrower and the Lender. Terms not otherwise defined herein which are defined in the Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower and the Lender have agreed to modify certain terms and conditions of the Agreement as specifically set forth in this Seventh Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.        Amendment to Section 1 of the Agreement. Section 1.1 of the Agreement is hereby amended as follows:

(a)        The definition of “Permitted Investment” set forth in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Permitted Investments” means (a) Investments in cash and Cash Equivalents; (b) Investments in negotiable instruments for collection or deposit; (c) advances or prepayments made in connection with purchases of goods or services in the ordinary course of business consistent with past practices; (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries; (e) Investments existing on the Closing Date and set forth on Schedule PI-1 hereto; (f) Investments consisting of the granting of trade credit in the ordinary course of business consistent with past practices; (g) Investments consisting of advances to employees in the nature of draws against commissions made in the ordinary course of business consistent with past practices, provided, the aggregate amount of all such Investments do not exceed $40,000 per month per employee at any time; (h) Investments consisting of expense advances to employees in the ordinary course of business consistent with past practices, provided no single expense advance exceeds $1,000; (i) Investments consisting of obligations of Account Debtors to Borrower arising from amounts owing on past due Accounts and which amounts are evidenced by a written promissory note from such Account Debtor to Borrower, provided all actions necessary to perfect Lender’s security interest in such note have been taken (including such original note being endorsed to Lender and delivered to Lender); and (j) so long as no Default or Event of Default has occurred and is continuing, Investments by Borrower (i) in The New Swank Inc. Retirement Plan consisting of advances made by Borrower to The New Swank Inc. Retirement Plan, the proceeds of which are used by The New Swank Inc. Retirement Plan to repurchase from employees of Borrower shares of the Stock of Borrower owned by such employee and (ii) consisting of advances to employees of Borrower to repurchase from such employees shares of the Stock of Borrower owned by such employee, provided, (x) the aggregate amount of any such Investment made pursuant to this paragraph (j) shall be deducted from the calculation of EBITDA in the applicable period in which such Investment was made (whether such deduction is a result of such Investment being expensed or otherwise deducted); (y) the aggregate amount of such Investment shall not exceed the amount set forth in Section 7.10 hereof; and (z) the Borrower’s Availability both before and after making such Investment is not less than $3,000,000.

(b)        Section 1.1 of the Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Borrowing Base Calculation Amount” means, as of any relevant date of determination, an amount equal to (a) the sum of (i) 85% of Eligible Accounts as of such date, plus (ii) the lesser of (1) 60% of Eligible Inventory as of such date and (2) 85% timesthe Net Liquidation Percentage times the book value of Borrower’s Inventory at such date less (b) the Letter of Credit Usage.

“Revolver Commitment Amount” means, as of any relevant date of determination, the Maximum Revolver Amount less the Letter of Credit Usage.

“Unused Availability Amount” means, as at any date of determination, an amount equal to (a) the lesser of (i) the Revolver Commitment Amount on such date and (ii) the Borrowing Base Calculation Amount on such date, minus (b) book overdrafts on such date, minus (c) accounts payable which are more than sixty (60) days past due, minus (d) the Revolver Usage on such date.

§2.        Amendment to Section 2 of the Agreement. Section 2 of the Agreement is hereby amended as follows:

(a)        Section 2.1(c) of the Agreement is hereby amended by inserting immediately after the end of the text of Section 2.1(c) the following sentence: “In addition, Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Unused Availability Amount to be less than $3,000,000.”

(b)        Section 2.4 of the Agreement is hereby amended by deleting the first sentence of Section 2.4 in its entirety and restating it as follows: “If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Lender pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (including, without limitation, if any time the Unused Availability Amount is less than $3,000,000) (an “Overadvance”), Borrower shall immediately pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.3(b).”

§3.        Amendment to Section 7 of the Agreement. Section 7 of the Agreement is hereby amended as follows:

(a)        Section 7.10 of the Agreement is hereby amended by deleting Section 7.10 in its entirety and restating it as follows:

7.10.     Restricted Payments. Make any Restricted Payment, provided, however, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, Borrower shall be permitted to (a) make a Restricted Payment either (i) to The New Swank Inc. Retirement Plan consisting of advances or other Distributions made by Borrower to The New Swank Inc. Retirement Plan, the proceeds of which are used by The New Swank Inc. Retirement Plan to repurchase from employees of Borrower shares of the Stock of Borrower owned by such employee or (ii) to employees of the Borrower to repurchase from such employees shares of the Stock of Borrower owned by such employee, provided, in each case (x) the aggregate amount of all such Restricted Payments made pursuant to this Section 7.10(a) shall be deducted from the calculation of EBITDA in the applicable period in which such Restricted Payment was made (whether such deduction is a result of such Restricted Payment being expensed or otherwise deducted); (y) the aggregate amount of all such Restricted Payments made pursuant to this Section 7.10(a) in any fiscal year shall not exceed $1,000,000 less the aggregate amount of Third Party Purchases (as hereinafter defined) made in such fiscal year; and (z) the Borrower’s Unused Availability Amount both before and after making such Restricted Payment is not less than $3,000,000; and (b) make a Restricted Payment to holders of shares of Borrower’s stock which are not employees of Borrower (the “Non-Employee Holders”) to repurchase from such Non-Employee Holders shares of the Stock of Borrower owned by such Non-Employee Holders (each, a “Third Party Purchase”), provided, in each case, (w) all Third Party Purchases must be consummated by not later than March 31, 2009 (the period that such Third Party Purchases may be consummated shall be hereinafter referred to as the “Third Party Purchase Period”); (x) the aggregate amount of (1) all such Restricted Payments made pursuant to this Section 7.10(b) during the entire Third Party Purchase Period shall not exceed $1,000,000; (2) all such Restricted Payments made pursuant to this Section 7.10(b) for the fiscal year ending December 31, 2008 shall not exceed $1,000,000 less the aggregate amount of any Restricted Payments made pursuant to Section 7.10(a) in the fiscal year ending December 31, 2008; and (3) all such Restricted Payments made pursuant to this Section 7.10(b) for the period of January 1, 2009 through the end of the Third Party Repurchase Period shall not exceed $1,000,000 less the aggregate amount of any Restricted Payments made pursuant to Section 7.10(a) for the period of January 1, 2009 through the end of the Third Party Repurchase Period; (y) the Borrower’s

Unused Availability Amount both before and after making such Restricted Payment is not less than $3,000,000; and (z) Borrower provides the Lender with prior written notice of each such Third Party Purchase (including the amount of Stock being repurchased and the purchase price in respect thereof).

(b)        Section 7.18(a) of the Agreement is hereby amended by deleting Section 7.18(a) in its entirety and restating it as follows:

(a)

Minimum EBITDA: Fail to maintain or achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
($487,000)	For the 1 month period ended April 30, 2004
($212,000)	For the 2 month period ending May 31, 2004
($872,000)	For the 3 month period ending June 30, 2004
($1,252,000)	For the 4 month period ending July 31, 2004
($462,000)	For the 5 month period ending August 31, 2004
$464,000	For the 6 month period ending September 30, 2004
$1,455,000	For the 7 month period ending October 31, 2004
$2,616,000	For the 8 month period ending November 30, 2004
$2,611,000	For the 9 month period ending December 31, 2004
$1,953,500	For the 10 month period ending January 31, 2005.
$1,919,400	For the 11 month period ending February 28, 2005.

$1,742,500	For the 12 month period ending March 31, 2005.
$1,990,300	For the 12 month period ending April 30, 2005.
$906,500	For the 12 month period ending May 31, 2005.
$781,000	For the 12 month period ending June 30, 2005.
$884,600	For the 12 month period ending July 31, 2005.
$1,091,900	For the 12 month period ending August 31, 2005.
$1,370,800	For the 12 month period ending September 30, 2005.
$1,501,000	For the 12 month period ending October 31, 2005.
$1,519,500	For the 12 month period ending November 30, 2005.
$1,806,200	For the 12 month period ending December 31, 2005.
$3,951,800	For the 12 month period ending January 31, 2006.
$4,073,900	For the 12 month period ending February 28, 2006.
$3,768,300	For the 12 month period ending March 31, 2006.
$3,762,800	For the 12 month period ending April 30, 2006.
$3,555,200	For the 12 month period ending May 31, 2006.
$3,151,100	For the 12 month period ending June 30, 2006.

$3,164,100	For the 12 month period ending July 31, 2006.
$3,173,000	For the 12 month period ending August 31, 2006.
$3,213,700	For the 12 month period ending September 30, 2006.
$2,412,500	For the 12 month period ending October 31, 2006.
$2,785,800	For the 12 month period ending November 30, 2006.
$1,989,500	For the 12 month period ending December 31, 2006.
$9,381,000	For the 12 month period ending January 31, 2007.
$9,891,000	For the 12 month period ending February 28, 2007.
$9,372,000	For the 12 month period ending March 31, 2007.
$8,987,000	For the 12 month period ending April 30, 2007.
$7,894,000	For the 12 month period ending May 31, 2007.
$7,807,000	For the 12 month period ending June 30, 2007.
$7,591,000	For the 12 month period ending July 31, 2007.
$7,152,000	For the 12 month period ending August 31, 2007.
$7,279,000	For the 12 month period ending September 30, 2007.
$6,920,000	For the 12 month period ending October 31, 2007.

$7,725,000	For the 12 month period ending November 30, 2007.
$5,551,000	For the 12 month period ending December 31, 2007.
$7,350,000	For the 12 month period ending January 31, 2008.
$7,200,000	For the 12 month period ending February 29, 2008.
$7,150,000	For the 12 month period ending March 31, 2008.
$6,915,000	For the 12 month period ending April 30, 2008.
$6,530,000	For the 12 month period ending May 31, 2008.
$6,225,000	For the 12 month period ending June 30, 2008.
$4,000,000	For the 12 month period ending July 31, 2008.
$4,000,000	For the 12 month period ending August 31, 2008.
$4,000,000	For the 12 month period ending September 30, 2008.
the lesser of (a) $1.00 and (b) the actual EBITDA for such 12 month period so long as the Unused Availability Amount is not less than $3,000,000	For the 12 month period ending October 31, 2008.
the lesser of (a) $1.00 and (b) the actual EBITDA for such 12 month period so long as the Unused Availability Amount is not less than $3,000,000	For the 12 month period ending November 30, 2008.

the lesser of (a) $1.00 and (b) the actual EBITDA for such 12 month period so long as the Unused Availability Amount is not less than $3,000,000	For the 12 month period ending December 31, 2008.

An amount determined equal to the EBITDA set forth for the relevant period as set forth in the Projections delivered pursuant to Section 6.3(c) minus $1,500,000; provided that if Lender does not receive such Projections or the Projections (including the information contained therein) are not acceptable to Lender, then the Applicable Amount shall be the lesser of (a) $1.00 and (b) actual EBITDA for such 12 month period so long as the Unused Availability Amount is not less than $3,000,000.

For the 12 month period ending January 31, 2009 and each calendar month thereafter.

(c)         Section 7.18 of the Agreement is further amended by inserting immediately after the end of Section 7.18(b) the following:

(c)         Minimum Unused Availability. Maintain an Unused Availability Amount of at least $2,000,000 at all times.

§4.       Conditions to Effectiveness. This Seventh Amendment shall not become effective until the Lender receives a counterpart of this Seventh Amendment, executed by the Borrower and the Lender.

§5.        Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Agreement (except to the extent of changes resulting from transactions contemplated or permitted by the Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Agreement shall refer to such Agreement as amended hereby. In addition, the

Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Seventh Amendment and the performance by the Borrower of all of its agreements and obligations under the Agreement as amended hereby are within the authority of the Borrower and have been duly authorized by all necessary action on the part of the Borrower.

§6.        Ratification, Etc. Except as expressly amended hereby, the Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Agreement and this Seventh Amendment shall be read and construed as a single agreement. All references in the Agreement or any related agreement or instrument to the Agreement shall hereafter refer to the Agreement as amended hereby.

§7.        No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Lender consequent thereon.

§8.        Counterparts. This Seventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§9.        Governing Law. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as a document under seal as of the date first above written.

SWANK, INC.
By:	/s/ Jerold R. Kassner
	Name:	Jerold R. Kassner
	Title:	Executive Vice President
WELLS FARGO FOOTHILL, INC., a California corporation, as Lender
By:	/s/ Sean Spring
	Name:	Sean Spring
	Title:	Vice President